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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated July 13, 2004, accompanying the financial statements of the SecurityandMore and Industrial Vision Source divisions of American Building Control, Inc., as of December 31, 2003, included in the Current Report of Mace Security International, Inc., on Form 8-K/A dated July 1, 2004, which is incorporated by reference in this registration statement and prospectus. We consent to the incorporation by reference in the registration statement and prospectus of the aforementioned report.

/s/ Grant Thornton LLP

Dallas, Texas

September 24, 2004